UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 16, 2005

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180
(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 16, 2005, Wachovia Corporation (“Wachovia”) issued a news release announcing an increase in its common stock dividend payable on September 15, 2005 to shareholders of record as of August 31, 2005 (the “News Release”). The News Release also announced that Wachovia’s board of directors authorized Wachovia to repurchase up to 100 million shares of Wachovia common stock, in addition to prior authorizations to repurchase shares. The News Release is attached as Exhibit (99) to this report and is incorporated into this Item 8.01 by reference. Exhibit (99) is “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, may be incorporated by reference in filings under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

(99)	The News Release (filed for purposes of Item 8.01).

*         *         *

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements, including, without limitation, (i) statements relating to the benefits of the merger between Wachovia and SouthTrust completed on November 1, 2004 (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion or dilution to reported earnings that may be realized from the Merger, (ii) statements regarding certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (iii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Wachovia’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control).

The following factors, among others, could cause Wachovia’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the businesses of Wachovia and SouthTrust in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) inflation, interest rate, market and monetary fluctuations; (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s capital markets and capital management activities, including, without limitation, Wachovia’s mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (9) the timely development of competitive new products and services by Wachovia and the acceptance of these products and services by new and existing customers; (10) the willingness of customers to accept third party products marketed by Wachovia; (11) the willingness of customers to substitute competitors’ products and services for Wachovia’s products and services and vice versa; (12) the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); (13) technological changes; (14) changes in consumer spending and saving habits; (15) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger (and any required divestitures related thereto), and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (16) the growth and profitability of Wachovia’s non-interest or fee income being less than expected; (17) unanticipated regulatory or judicial proceedings or rulings; (18) the impact of changes in accounting principles; (19) adverse changes in financial performance and/or condition of Wachovia’s borrowers which could impact repayment of such borrowers’ outstanding loans; (20) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and (21) Wachovia’s success at managing the risks involved in the foregoing.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Wachovia, the Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: August 16, 2005	BY:	/s/ Robert P. Kelly
	Name:	Robert P. Kelly
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

(99)	The News Release.